Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES FOURTH QUARTER
AND 2009 OPERATING RESULTS

ESCONDIDO, CALIFORNIA, February 10, 2010...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the fourth quarter and year ended December 31, 2009. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended December 31, 2009 (as compared to the same quarterly period in 2008):
● Revenue was $81.8 million as compared to $82.2 million
● Funds from Operations (FFO) available to common stockholders increased 3.0% to $48.4 million
● FFO per share increased 2.2% to $0.47
● Net income available to common stockholders per share was $0.28
● Portfolio occupancy remained at 96.8%
● Same store rents increased 0.7% to $74.9 million
● Dividends paid per common share increased 1.2%
● The monthly dividend increased for the 49th consecutive quarter to an annualized amount of $1.716 per share
● Invested $46.0 million in 13 new properties

For the year ended December 31, 2009 (as compared to 2008):
● Revenue was $327.6 million as compared to $327.8 million
● Funds from Operations (FFO) available to common stockholders increased 2.6% to $190.4 million
● FFO per share increased 0.5% to $1.84 per share
● Net income available to common stockholders per share was $1.03 per share
● Same store rents increased 0.4% to $299.2 million
● Invested $57.9 million in 16 new properties
● Dividends paid per common share increased 2.7%
● Paid the 473rd consecutive monthly dividend in December 2009

Financial Results

Revenue
Realty Income’s revenue, for the quarter ended December 31, 2009, was $81.8 million as compared to $82.2 million for the same quarter in 2008. Revenue, at the end of 2009, was $327.6 million as compared to $327.8 million in 2008. Overall, comparing 2009 to 2008, revenue has generally been flat as the company now owns 2,339 properties compared to 2,348 properties at the end of 2008.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended December 31, 2009, was $29.3 million as compared to $28.3 million for the same quarter in 2008. Net income per share for the quarter was $0.28 as compared to $0.27 for the same quarter in 2008.

Net income available to common stockholders, for 2009, was $106.9 million as compared to $107.6 million for the same period in 2008. Net income per share, for 2009, was $1.03 as compared to $1.06 in 2008.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the fourth quarter of 2009, income from continuing operations available to common stockholders per share was $0.24 as compared to $0.23 for the same quarter in 2008.

During 2009, income from continuing operations available to common stockholders per share was $0.94  as compared to $0.90 in 2008.

FFO Available to Common Stockholders
FFO, for the quarter ended December 31, 2009, increased 3.0% to $48.4 million as compared to $47.0 million for the same quarter in 2008. FFO per share, for the quarter ended December 31, 2009, increased 2.2% to $0.47 as compared to $0.46 for the same quarter in 2008. FFO per share before Crest’s contribution, for the quarter ended December 31, 2009, was unchanged at $0.46 as compared to the same quarter in 2008. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for 2009, increased 2.6% to $190.4 million as compared to $185.5 million in 2008. FFO per share, for 2009, increased 0.5% to $1.84 as compared to $1.83 in 2008. FFO before Crest’s contribution, for 2009, increased 0.5% to $1.83 per share as compared to $1.82 in 2008. For a calculation of FFO before Crest’s contribution, see pages 6 and 7.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. See reconciliation of net income available to common stockholders to FFO on pages 6 and 7.

Dividend Information
In December 2009, Realty Income announced the 49th consecutive quarterly increase and the 56th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of December 31, 2009, was $1.716 per share. The amount of the monthly dividends paid, for 2009, increased 2.7% to $1.707 per share from $1.662 per share in 2008. Through December 31, 2009, the Company has paid 473 consecutive monthly dividends and continues its 40-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of December 31, 2009, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 2,339 properties located in 49 states, leased to 118 retail chains doing business in 30 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.2 years.

Portfolio Management Activities
The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of December 31, 2009, portfolio occupancy was 96.8% with 75 properties available for lease out of a total of 2,339 properties in the portfolio.

Rent Increases
During the quarter ended December 31, 2009, same store rents on 2,063 properties under lease increased 0.7%, as compared to the same quarter in 2008. During 2009, same store rents on 2,063 properties under lease increased 0.4%, as compared to 2008.

Property Acquisitions
During the fourth quarter of 2009, Realty Income invested $46.0 million in 13 new properties. The new properties are located in three states and are 100% leased with an initial average lease yield of 9.6%.

During 2009, Realty Income invested $57.9 million in 16 new properties with an initial average lease yield of 9.7%.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of December 31, 2009, the outstanding balance on the Company’s acquisition credit facility was $4.6 million, and $350.4 million was available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $10 million at December 31, 2009.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2009. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended December 31, 2009, Realty Income sold eight properties for $9.5 million, which resulted in a gain on sales of $3.8 million. During 2009, Realty Income sold 25 properties for $20.5 million, which resulted in a gain on sales of $8.1 million.

Other Activities

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire any properties during 2009. For the quarter and year ended December 31, 2009, Crest sold two properties for $2.0 million. No gain was reported on these sales. At December 31, 2009, Crest’s property inventory consisted of three properties valued at $3.8 million.

Crest’s contribution to Realty Income’s FFO (and net income) depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the fourth quarter of 2009, Crest contributed $0.01 per share to Realty Income’s FFO per share as compared to $0.00 during the same period in 2008. During the years ended December 31, 2009 and 2008, Crest contributed $0.01 per share to Realty Income’s FFO.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased with our performance in 2009 during a particularly challenging economy and real estate environment. We remained focused throughout the year on maintaining our liquidity and maximizing occupancy and cash flow. At the end of 2009, we had over $10 million in cash on hand and about $350 million available on our acquisition credit facility. In addition, we carry no mortgages on any of our properties and maintain relatively low corporate debt.”

“At December 31, 2009, portfolio occupancy was 96.8%, with just 75 properties available for lease out of a total of 2,339 properties in the portfolio. Same store rents increased 0.7% during the fourth quarter and 0.4% during 2009, compared to the same periods in 2008. We continue to be pleased with the resilience of our property portfolio, in the face of a challenging year for the consumer.”

“During the fourth quarter ended December 31, 2009, we acquired 13 new properties, for $46.0 million, with an initial average lease yield of 9.6%. For all of 2009, we acquired 16 properties for $57.9 million, with an initial average lease yield of 9.7%. During 2008 and 2009, we acquired fewer properties than in previous years because we determined it would be prudent for us to wait on the sidelines, and maintain high levels of liquidity, until property prices adjusted and the economy firmed. In late 2009, we felt that market conditions had become more attractive for acquisitions, and we continue to believe there are many retail chains, with solid operating concepts, that need capital. Since we are in a good financial position, with a strong balance sheet and access to capital, we look to expand our acquisition activities in 2010 and invest in new retail properties that will contribute to our earnings.”

“We are also pleased to note that, during 2009, we increased our dividend four times, providing a 2.7% increase in dividend income to our shareholders as compared to 2008. In addition, the price of Realty Income’s shares rose 11.9% to $25.91, at December 31, 2009, from $23.15, at December 31, 2008. The increase in share price, combined with the dividends paid, provided our shareholders with a total return of 19.3%.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2010 Estimates
Management estimates that FFO per share for 2010 should range from $1.86 to $1.92, which represents annual FFO per share growth of approximately 1.1% to 4.3%, as compared to 2009 FFO per share of $1.84. FFO for 2010 is based on an estimated net income per share range of $1.02 to $1.08, plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.89 and reduced by potential gain on sales of investment properties of $0.05 per share.

Management notes that, given the volatility in the markets, it is more challenging than usual to estimate a number of factors that will impact the Company’s future results. For example, new property acquisition levels could vary depending on the number of opportunities, capitalization rates and the availability of attractively priced permanent financing.

Management further estimates that Crest could contribute between $0.00 and $0.01 per share to Realty Income’s FFO during 2010. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year and could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of December 31, 2009, the Company had paid 473 consecutive monthly dividends throughout its 40-year operating history. The monthly income is supported by the cash flows from 2,339 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is a buyer of net-leased retail properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2009 and 2008
(dollars in thousands, except per share amounts)

	Three Months Ended 12/31/09	Three Months Ended 12/31/08	Year Ended 12/31/09	Year Ended 12/31/08
REVENUE
Rental	$81,626	$82,125	$326,145	$325,896
Other	170	78	1,436	1,877
Total revenue	81,796	82,203	327,581	327,773

EXPENSES
Depreciation and amortization	22,925	22,735	91,383	89,941
Interest	21,377	22,726	85,528	93,956
General and administrative	5,084	5,054	20,946	21,618
Property	1,379	1,593	6,914	5,601
Income taxes	(7)	307	677	1,230
Total expenses	50,758	52,415	205,448	212,346

Income from continuing operations	31,038	29,788	122,133	115,427
Income from discontinued operations:
Real estate acquired for resale by Crest	649	8	958	575
Real estate held for investment	3,644	4,536	8,036	15,839
Total income from discontinued operations	4,293	4,544	8,994	16,414

Net income	35,331	34,332	131,127	131,841
Preferred stock cash dividends	(6,063)	(6,063)	(24,253)	(24,253)
Net income available to common stockholders	$29,268	$28,269	$106,874	$107,588

Funds from operations available to common stockholders (FFO)	$48,375	$47,027	$190,444	$185,524

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.24	$0.23	$0.94	$0.90
Net income: Basic and diluted	$0.28	$0.27	$1.03	$1.06
FFO, basic and diluted(1)
FFO before Crest contribution	$0.46	$0.46	$1.83	$1.82
Crest Net Lease	$0.01	$0.00	$0.01	$0.01
Total FFO	$0.47	$0.46	$1.84	$1.83

Cash dividends paid	$0.428	$0.423	$1.707	$1.662

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 12/31/09	Three Months Ended 12/31/08	Year Ended 12/31/09	Year Ended 12/31/08

Net income available to common stockholders	$29,268	$28,269	$106,874	$107,588
Depreciation and amortization:
Continuing operations	22,925	22,735	91,383	89,941
Discontinued operations	70	215	564	1,864
Depreciation of furniture, fixtures & equipment	(79)	(81)	(318)	(319)
Gain on sales of investment properties:
Continuing operations	--	--	(15)	(236)
Discontinued operations	(3,809)	(4,111)	(8,044)	(13,314)
Funds from operations available to common stockholders	$48,375	$47,027	$190,444	$185,524

FFO per common share, basic and diluted	$0.47	$0.46	$1.84	$1.83

Dividends paid to common stockholders	$44,641	$44,136	$178,008	$169,655

FFO in excess of dividends paid to common stockholders	$3,734	$2,891	$12,436	$15,869

Weighted average number of common shares used for computation per share:
Basic	103,475,318	103,258,581	103,577,507	101,178,191
Diluted	103,491,891	103,266,636	103,581,053	101,209,883

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we typically classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale”.

	Three Months Ended 12/31/09	Three Months Ended 12/31/08	Year Ended 12/31/09	Year Ended 12/31/08
Rental revenue	$47	$66	$246	$1,830
Other revenue	350	354	1,403	914
Gain on sales of real estate acquired for resale	--	--	--	4,642
Interest expense	(133)	(374)	(595)	(1,797)
General and administrative expense	(86)	(114)	(336)	(511)
Property expenses	(31)	(27)	(128)	(133)
Reversal of (provisions for) impairment	63	--	(277)	(3,374)
Income taxes	439	103	645	(225)
Funds from operations contributed by Crest	$649	$8	$958	$1,346

Crest FFO per common share, basic and diluted	$0.01	$0.00	$0.01	$0.01

Total FFO	$48,375	$47,027	$190,444	$185,524
Less FFO contributed by Crest	(649)	(8)	(958)	(1,346)
FFO before Crest contribution	$47,726	$47,019	$189,486	$184,178

FFO before Crest contribution per common share, basic and diluted	$0.46	$0.46	$1.83	$1.82

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended December 31,	2009	2008	2007	2006	2005

Net income available to common stockholders	$29,268	$28,269	$27,113	$28,386	$25,477
Depreciation and amortization	22,916	22,869	21,007	16,515	13,197
Gain on sales of investment properties	(3,809)	(4,111)	(370)	--	(2,811)
Total FFO	$48,375	$47,027	$47,750	$44,901	$35,863

Total FFO per diluted share	$0.47	$0.46	$0.48	$0.46	$0.43

Total FFO	$48,375	$47,027	$47,750	$44,901	$35,863
Add (less) FFO contributed by Crest	(649)	(8)	(2,735)	113	(1,086)
FFO before Crest contribution	$47,726	$47,019	$45,015	$45,014	$34,777

FFO components, per diluted share(1):
FFO before Crest contribution	$0.46	$0.46	$0.45	$0.46	$0.42
Crest FFO contribution	$0.01	$0.00	$0.03	$0.00	$0.01

Total FFO	$0.47	$0.46	$0.48	$0.46	$0.43

Cash dividends paid per share	$0.428	$0.423	$0.408	$0.378	$0.347
Diluted shares outstanding	103,491,891	103,266,636	100,315,360	98,194,875	83,163,283

For the year ended December 31,	2009	2008	2007	2006	2005

Net income available to common stockholders	$106,874	$107,588	$116,156	$99,419	$89,716
Depreciation and amortization	91,629	91,486	77,078	59,416	46,522
Gain on sales of investment properties	(8,059)	(13,550)	(3,559)	(3,036)	(6,591)
Total FFO	$190,444	$185,524	$189,675	$155,799	$129,647

Total FFO per diluted share	$1.84	$1.83	$1.89	$1.73	$1.62

Total FFO	$190,444	$185,524	$189,675	$155,799	$129,647
Less FFO contributed by Crest	(958)	(1,346)	(10,703)	(1,402)	(2,781)
FFO before Crest contribution	$189,486	$184,178	$178,972	$154,397	$126,866

FFO components, per diluted share(1):
FFO before Crest contribution	$1.83	$1.82	$1.78	$1.72	$1.58
Crest FFO contribution	$0.01	$0.01	$0.11	$0.02	$0.03

Total FFO	$1.84	$1.83	$1.89	$1.73	$1.62

Cash dividends paid per share	$1.707	$1.662	$1.560	$1.437	$1.346
Diluted shares outstanding	103,581,053	101,209,883	100,333,966	89,917,554	80,208,593

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2009 and December 31, 2008
(dollars in thousands, except per share amounts)

	2009	2008
ASSETS
Real estate, at cost:
Land	$1,169,295	$1,157,885
Buildings and improvements	2,270,161	2,251,025
Total real estate, at cost	3,439,456	3,408,910
Less accumulated depreciation and amortization	(630,840)	(553,417)
Net real estate held for investment	2,808,616	2,855,493
Real estate held for sale, net	8,266	6,660
Net real estate	2,816,882	2,862,153
Cash and cash equivalents	10,026	46,815
Accounts receivable, net	10,396	10,624
Goodwill	17,206	17,206
Other assets, net	60,277	57,381
Total assets	$2,914,787	$2,994,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$16,926	$16,793
Accounts payable and accrued expenses	38,445	38,027
Other liabilities	16,807	14,698
Line of credit payable	4,600	--
Notes payable	1,350,000	1,370,000
Total liabilities	1,426,778	1,439,518

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 104,286,705 and 104,211,541 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	1,629,237	1,624,622
Distributions in excess of net income	(479,018)	(407,751)
Total stockholders’ equity	1,488,009	1,554,661
Total liabilities and stockholders’ equity	$2,914,787	$2,994,179

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
Compounded Average Annual Total Return(5)		16.6%		9.6%		9.0%		7.8%		7.4%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source:  Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through December 31, 2009, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended December 31, 2009	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004
Apparel stores	1.1%	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%
Automotive collision services	1.1	1.1	1.0	1.1	1.3	1.3	1.0
Automotive parts	1.6	1.5	1.6	2.1	2.8	3.4	3.8
Automotive service	4.8	4.8	4.8	5.2	6.9	7.6	7.7
Automotive tire services	6.7	6.9	6.7	7.3	6.1	7.2	7.8
Book stores	0.2	0.2	0.2	0.2	0.2	0.3	0.3
Business services	*	*	*	0.1	0.1	0.1	0.1
Child care	6.9	7.3	7.6	8.4	10.3	12.7	14.4
Consumer electronics	0.6	0.7	0.8	0.9	1.1	1.3	2.1
Convenience stores	17.0	16.9	15.8	14.0	16.1	18.7	19.2
Crafts and novelties	0.3	0.3	0.3	0.3	0.4	0.4	0.5
Distribution and office	1.1	1.0	1.0	0.6	--	--	--
Drug stores	4.3	4.3	4.1	2.7	2.9	2.8	0.1
Entertainment	1.3	1.3	1.2	1.4	1.6	2.1	2.3
Equipment rental services	0.2	0.2	0.2	0.2	0.2	0.4	0.3
Financial services	0.2	0.2	0.2	0.2	0.1	0.1	0.1
General merchandise	0.8	0.8	0.8	0.7	0.6	0.5	0.4
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.7	0.8
Health and fitness	6.1	5.9	5.6	5.1	4.3	3.7	4.0
Home furnishings	1.3	1.3	2.4	2.6	3.1	3.7	4.1
Home improvement	1.9	1.9	1.9	2.1	3.4	1.1	1.0
Motor vehicle dealerships	2.8	2.7	3.1	3.1	3.4	2.6	0.6
Office supplies	1.0	1.0	1.0	1.1	1.3	1.5	1.6
Pet supplies and services	0.9	0.9	0.8	0.9	1.1	1.3	1.4
Private education	0.9	0.9	0.8	0.8	0.8	0.8	1.1
Restaurants	21.3	21.3	21.8	21.2	11.9	9.4	9.7
Shoe stores	--	--	--	--	--	0.3	0.3
Sporting goods	2.5	2.6	2.3	2.6	2.9	3.4	3.4
Theaters	9.3	9.2	9.0	9.0	9.6	5.2	3.5
Travel plazas	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Video rental	1.1	1.0	1.1	1.7	2.1	2.5	2.8
Other	1.8	1.8	1.9	2.3	2.7	3.0	3.4
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at December 31, 2009
Hometown Buffet	6.0%	Boston Market	3.1%
Kerasotes Showplace Theatres	5.3%	Couche-Tard/Circle K	3.0%
L.A. Fitness	5.3%	NPC International/Pizza Hut	2.6%
The Pantry	4.3%	FreedomRoads/Camping World	2.6%
Friendly’s Ice Cream	4.1%	KinderCare Learning Centers	2.5%
Rite Aid	3.4%	Regal Cinemas	2.3%
La Petite Academy	3.3%	Sports Authority	2.0%
TBC Corporation	3.2%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,254 net leased, single-tenant retail properties as of December 31, 2009 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended December 31, 2009(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended December 31, 2009	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended December 31, 2009	% of Total Rental Revenue
2010	141	$2,776	3.5%	45	$997	1.3%	96	$1,779	2.2%
2011	115	3,384	4.3	53	1,909	2.4	62	1,475	1.9
2012	135	3,189	4.0	72	1,861	2.3	63	1,328	1.7
2013	140	5,040	6.3	98	3,447	4.3	42	1,593	2.0
2014	107	3,305	4.2	71	2,457	3.1	36	848	1.1
2015	115	2,986	3.8	81	2,218	2.8	34	768	1.0
2016	115	2,085	2.6	112	2,006	2.5	3	79	0.1
2017	49	1,835	2.3	42	1,662	2.1	7	173	0.2
2018	42	1,869	2.4	33	1,553	2.0	9	316	0.4
2019	99	5,148	6.5	92	4,665	5.9	7	483	0.6
2020	80	3,224	4.1	74	3,059	3.9	6	165	0.2
2021	177	7,553	9.5	170	7,163	9.0	7	390	0.5
2022	100	2,938	3.7	98	2,858	3.6	2	80	0.1
2023	249	8,169	10.3	248	8,124	10.2	1	45	0.1
2024	62	1,697	2.1	61	1,675	2.1	1	22	*
2025-2043	528	24,233	30.4	518	23,870	30.0	10	363	0.4
Totals	2,254	$79,431	100.0%	1,868	$69,524	87.5%	386	$9,907	12.5%

*  Less than 0.1%

(1)	Excludes ten multi-tenant properties and 75 vacant unleased properties. The lease expirations for properties under construction are based on the estimated date of completion of those properties.
(2)
Includes rental revenue of $169 from properties reclassified as discontinued operations and excludes revenue of $2,364 from ten multi-tenant properties and from 75 vacant and unleased properties at December 31, 2009.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of December 31, 2009 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2009(1)	Percentage of Rental Revenue
Alabama	63	97%	425,300	$1,822	2.2%
Alaska	2	100	128,500	277	0.3
Arizona	79	99	392,700	2,479	3.0
Arkansas	17	94	92,400	377	0.5
California	65	97	1,178,900	4,390	5.4
Colorado	51	98	471,500	1,865	2.3
Connecticut	24	96	276,600	1,194	1.5
Delaware	17	100	33,300	429	0.5
Florida	166	93	1,426,700	6,534	8.0
Georgia	131	96	914,300	3,872	4.7
Idaho	12	100	80,700	339	0.4
Illinois	85	98	1,008,800	4,216	5.1
Indiana	81	96	686,400	3,244	4.0
Iowa	21	100	290,600	1,013	1.2
Kansas	33	88	573,200	1,118	1.4
Kentucky	22	100	110,600	679	0.8
Louisiana	32	100	184,900	899	1.1
Maine	3	100	22,500	161	0.2
Maryland	28	100	266,600	1,613	2.0
Massachusetts	64	98	575,400	2,576	3.1
Michigan	52	98	257,300	1,249	1.5
Minnesota	21	95	392,100	1,557	1.9
Mississippi	71	96	347,600	1,470	1.8
Missouri	62	94	640,100	2,109	2.6
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	478	0.6
Nevada	14	100	153,300	750	0.9
New Hampshire	14	100	109,900	585	0.7
New Jersey	33	100	261,300	1,936	2.4
New Mexico	8	100	56,400	182	0.2
New York	40	93	502,300	2,383	2.9
North Carolina	96	97	548,300	2,850	3.5
North Dakota	6	100	36,600	68	0.1
Ohio	136	96	845,500	3,323	4.1
Oklahoma	24	100	137,400	587	0.7
Oregon	18	94	297,300	894	1.1
Pennsylvania	98	99	677,200	3,507	4.3
Rhode Island	3	100	11,000	58	0.1
South Carolina	100	100	374,400	2,252	2.8
South Dakota	9	100	24,900	102	0.1
Tennessee	133	96	621,800	2,925	3.6
Texas	212	97	2,280,000	7,918	9.7
Utah	4	100	25,200	91	0.1
Vermont	4	100	12,700	127	0.2
Virginia	104	98	637,100	3,513	4.3
Washington	36	94	286,200	790	1.0
West Virginia	2	100	23,000	121	0.1
Wisconsin	21	90	252,700	779	0.9
Wyoming	1	100	4,200	18	*
Totals/Average	2,339	97%	19,182,000	$81,795	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at December 31, 2009, including revenue from properties reclassified as discontinued operations of $169.